     As filed with the Securities and Exchange Commission on June 29, 2001.

                                                       Registration No. 33-49926
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           SENSORY SCIENCE CORPORATION
             (Exact name of registrant as specified in its charter)

                Delaware                               86-0492122
     (State or other jurisdiction of                (I.R.S. Employer
     incorporation or organization)                Identification No.)

     2841 Mission College Boulevard
         Santa Clara, California                          95054
 (Address of Principal Executive Offices)              (Zip Code)

                 GO-VIDEO, INC. 1991 EMPLOYEE STOCK OPTION PLAN
                            (Full title of the plan)

          KENNETH F. POTASHNER                          Copy to:
   President, Chief Executive Officer               STANTON D. WONG
              and Chairman                       GABRIELLA A. LOMBARDI
         SONICblue Incorporated                  Pillsbury Winthrop LLP
     2841 Mission College Boulevard               2550 Hanover Street
      Santa Clara, California 95054               Palo Alto, CA 94304
             (408) 588-8000                          (650) 233-4500
  (Name, address and telephone number,
          including area code,
          of agent for service)

                                -----------------

      This Amendment to Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission.


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
                       DEREGISTRATION OF UNSOLD SECURITIES

      The undersigned Registrant hereby removes and withdraws from registration all of the unsold shares of its Common Stock, par value $0.001 per share, previously registered pursuant to this Registration Statement on Form S-8 (Registration No. 33-49926), due to the acquisition of the Registrant by SONICblue Incorporated on June 27, 2001.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on June 29, 2001.

                                     SENSORY SCIENCE CORPORATION

                                     By:      /s/ Kenneth F. Potashner
                                          --------------------------------------
                                                  Kenneth F. Potashner
                                          President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                     Title                         Date
              ---------                                     -----                         ----
       /s/ Kenneth F. Potashner              President, Chief Executive Officer       June 29, 2001
---------------------------------------         (Principal Executive Officer)
         Kenneth F. Potashner                         and Sole Director


           /s/ John J. Todd                        Chief Financial Officer            June 29, 2001
---------------------------------------           (Principal Financial and
             John J. Todd                       Principal Accounting Officer)